Exhibit 10.6

Summary of Comprehensive Credit Facility Agreement between Shenzhen BAK Battery Co., Ltd. and Shuibei Branch, Shenzhen Commercial Bank (“Commercial Bank”) dated April 21, 2006.

•	Contract number: Shen Shangyin (Shuibei) Shouxinzi (2006) A110020600006

•	Maximum amount for credit facilities to be provided: RMB50 million;

•	Term: from April 21, 2006 to April 21, 2007;

•	Interest rate of loan shall be the base rate announced by the People’s Bank of China less 10%;

•	Adjustment of credit can be made by the Commercial Bank under the any of the following:

•	The Company suffers severe operational risk or its financial situation severely deteriorates;

•	The Guarantor’s payment ability is obviously weakened or value of pledged collaterals decreases obviously;

•	Occurrence of other instances which make the Commercial Bank think adjustment of credit facility is necessary;

•	Breach of contract penalty: adjustment of credit, cancellation of unused credit, imposition of punitive interest, demand prepayment of loan and other measures;

•	Special term:

•	Credit facilities under the Comprehensive Agreement can only be used for technical innovation, production equipments improvement and purchase of equipments and raw materials.

Summary of the articles omitted

•	Types of line of credit

•	The use of the line of credit

•	Repayment of the loan under the line of credit

•	Representation and warranty of the lender

•	Miscellaneous

•	Applicable law

•	Validity